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                                                                    EXHIBIT 11.1

                                 BAYBANKS, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                         FOR THE PERIODS ENDED JUNE 30
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                         SIX MONTHS ENDED JUNE 30
                                                                           QUARTER ENDED JUNE 30
                                        ---------------------------     ---------------------------
                                           1995            1994            1995            1994
                                        -----------     -----------     -----------     -----------
PRIMARY:
Weighted average shares.............     19,011,952      18,798,391      19,025,148      18,818,163
Common stock equivalents (CSE):
  Stock options.....................        280,145         325,752         296,959         336,457
                                        -----------     -----------     -----------     -----------
Primary weighted average shares.....     19,292,097      19,124,143      19,322,107      19,154,620
                                        ===========     ===========     ===========     ===========
Income before cumulative effect of
  accounting change.................    $    64,833     $    48,633     $    34,358     $    26,422
Less cumulative effect of accounting
  change............................             --             932              --              --
                                        -----------     -----------     -----------     -----------
Net income..........................    $    64,833     $    47,701     $    34,358     $    26,422
                                        ===========     ===========     ===========     ===========
Primary earnings per share:
     Income before cumulative effect
       of accounting change.........    $      3.36     $      2.54     $      1.78     $      1.38
     Less cumulative effect of
       accounting change............             --            0.05              --              --
                                        -----------     -----------     -----------     -----------
     Net income.....................    $      3.36     $      2.49     $      1.78     $      1.38
                                        ===========     ===========     ===========     ===========
FULLY DILUTED:
Weighted average shares.............     19,011,952      18,798,391      19,025,148      18,818,163
Common stock equivalents (CSE):
  Stock options.....................        320,439         333,275         337,253         341,544
                                        -----------     -----------     -----------     -----------
Fully diluted weighted average
  shares............................     19,332,391      19,131,666      19,362,401      19,159,707
                                        ===========     ===========     ===========     ===========
Income before cumulative effect of
  accounting change.................    $    64,833     $    48,633     $    34,358     $    26,422
Less cumulative effect of accounting
  change............................             --             932              --              --
                                        -----------     -----------     -----------     -----------
Net income..........................    $    64,833     $    47,701     $    34,358     $    26,422
                                        ===========     ===========     ===========     ===========
Fully diluted earnings per share:
     Income before cumulative effect
       of accounting change.........    $      3.35     $      2.54     $      1.77     $      1.38
     Less cumulative effect of
       accounting change............             --            0.05              --              --
                                        -----------     -----------     -----------     -----------
     Net income.....................    $      3.35     $      2.49     $      1.77     $      1.38
                                        ===========     ===========     ===========     ===========
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